Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Fourth Quarter and Full Year 2018 Results
and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Cogent approves a 3.6% increase of $0.02 per share to its regular quarterly dividend to $0.58 per share  - the twenty-sixth consecutive quarterly dividend increase

•                  Dividends for 2018 totaled $97.9 million, or $2.12 per share, with 55.0% treated as a return of capital and 45.0% treated as dividends for US federal income tax purposes

•                  Service revenue, on a constant currency basis, increased by 1.8% from Q3 2018 to Q4 2018, increased from Q4 2017 to Q4 2018 by 6.2% and increased from full year 2017 to full year 2018 by 6.4% to $520.2 million

o      Service revenue increased by 1.5% from Q3 2018 to Q4 2018 to $132.0 million, increased from Q4 2017 to Q4 2018 by 5.4% and increased from full year 2017 to full year 2018 by 7.2%

•                  EBITDA margin increased by 150 basis points from Q4 2017 to 36.0% and increased from full year 2017 to full year 2018 by 230 basis points to 35.5%

o      EBITDA increased by 1.4% from Q3 2018 to Q4 2018 to $47.8 million, increased from Q4 2017 to Q4 2018 by 10.0% and increased by 14.4% from full year 2017 to $184.5 million

•                  GAAP gross profit increased by 6.7% from Q4 2017 to $55.4 million for Q4 2018 and increased by 9.7% from full year 2017 to $219.4 million for full year 2018

o      GAAP gross margin increased by 50 basis points from Q4 2017 to Q4 2018 and increased by 100 basis points from full year 2017 to full year 2018

•                  Cash flow from operations increased by 28.3% from Q3 2018 to Q4 2018 to $40.7 million, increased from Q4 2017 to Q4 2018 by 29.9% and increased by 19.9% to $133.9 million from full year 2017 to full year 2018

[WASHINGTON, D.C. February 21, 2019] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) today announced service revenue of $132.0 million for the three months ended December 31, 2018, an increase of 5.4% from the three months ended December 31, 2017 and an increase of 1.5% from the three months ended September 30, 2018. Service revenue was $520.2 million for the year ended December 31, 2018, an increase of 7.2% from the year ended December 31, 2017.   Foreign exchange negatively impacted service revenue growth from the three months ended September 30, 2018 to the three months ended December 31, 2018 by $0.5 million, negatively impacted service revenue growth from the three months ended December 31, 2017 to the three months ended December 31, 2018 by $0.9 million and positively impacted service revenue growth from the year ended December 31, 2017 to the year ended December 31, 2018 by $4.0 million.  On a constant currency basis, service revenue grew by 1.8% from the three months ended September 30, 2018 to the three months ended December 31, 2018, grew by 6.2% from the three months ended December 31, 2017 to the three months ended December 31, 2018 and grew by 6.4% from the year ended December 31, 2017 to the year ended December 31, 2018.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $95.4 million for the three months ended December 31, 2018; an increase of 1.7% from the three months ended September 30, 2018 and an increase of 6.7% over the three months ended December 31, 2017. On-net revenue was $374.6 million for the year ended December 31, 2018; an increase of 8.1% over the year ended December 31, 2017.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $36.6 million for the three months ended December 31, 2018; an increase of 1.0% over the three months ended September 30, 2018 and an increase of 2.5% over the three months ended December 31, 2017. Off-net revenue was $145.0 million for the year ended December 31, 2018; an increase of 5.2% over the year ended December 31, 2017.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 6.7% from the three months ended December 31, 2017 to $55.4 million for the three months ended December 31, 2018 and increased by 0.3% from the three months ended September 30, 2018. GAAP gross profit increased by 9.7% from the year ended December 31, 2017 to $219.4 million for the year ended December 31, 2018. GAAP gross margin was 42.0% for the three months ended December 31, 2018, 41.5% for the three months ended December 31, 2017 and 42.5% for the three months ended September 30, 2018.  GAAP gross margin was 42.2% for the year ended December 31, 2018, and 41.2% for the year ended December 31, 2017.  Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $3.2 million for the three months ended December 31, 2018, $3.0 million for the three months ended September 30, 2018, $2.9 million for the three months ended December 31, 2017, $10.9 million for the year ended December 31, 2017 and $12.5 million for the year ended December 31, 2018.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Non-GAAP gross profit increased by 7.2% from the three months ended December 31, 2017 to $76.6 million for the three months ended December 31, 2018 and increased by 1.1% from the three months ended September 30, 2018. Non-GAAP gross profit increased by 9.1% from the year ended December 31, 2017 to $301.6 million for the year ended December 31, 2018. Non-GAAP gross profit margin was 58.0% for the three months ended December 31, 2018, 57.1% for the three months ended December 31, 2017 and 58.2% for the three months ended September 30, 2018.  Non-GAAP gross margin was 58.0% for the year ended December 31, 2018, and 57.0% for the year ended December 31, 2017.

Cash flow from operating activities increased by 29.9% from the three months ended December 31, 2017 to $40.7 million for the three months ended December 31, 2018 and increased by 28.3% from the three months ended September 30, 2018. Cash flow from operating activities increased by 19.9% from the year ended December 31, 2017 to $133.9 million for the year ended December 31, 2018.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 10.0% from the three months ended December 31, 2017 to $47.6 million for the three months ended December 31, 2018 and increased by 1.4% from the three months ended September 30, 2018. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 14.4% from the year ended December 31, 2017 to $184.5 million for the year ended December 31, 2018. EBITDA margin was 36.0% for the three months ended December 31, 2018, 34.5% for the three months ended December 31, 2017 and 36.1% for the three months ended September 30, 2018.  EBITDA margin was 35.5% for the year ended December 31, 2018 and 33.2% for the year ended December 31, 2017.

EBITDA, as adjusted, increased by 9.4% from the three months ended December 31, 2017 to $47.7 million for the three months ended December 31, 2018 and increased by 0.7% from the three months ended September 30, 2018. EBITDA, as adjusted, increased by 12.3% from the year ended December 31, 2017 to $185.5 million for the year ended December 31, 2018. EBITDA, as adjusted, margin was 36.1% for the three months ended December 31, 2018, 34.8% for the three months ended December 31, 2017 and 36.4% for the three months ended September 30, 2018. EBITDA, as adjusted, margin was 35.7% for the year ended December 31, 2018 and was 34.0% for the year ended December 31, 2017.

Basic and diluted net (loss) income per share was $0.16 for the three months ended December 31, 2018, $(0.14) for the three months ended December 31, 2017 and $0.18 for the three months ended September 30, 2018. Basic and diluted net income per share was $0.63 for the year ended December 31, 2018 and $0.13 for the year ended December 31, 2017. The signing of the Tax Cuts and Jobs Act in December 2017 that amended the Internal Revenue Code and reduced the corporate tax rate from a maximum of 35% to a flat 21% rate increased Cogent’s non-cash deferred income tax expense by approximately $11.3 million in the three months and year ended December 31, 2017.  This represented a (loss) of $(0.25) per basic and diluted share for the three months ended December 31, 2017 and a (loss) of $(0.25) per basic and diluted share for the year ended December 31, 2017.

Total customer connections increased by 11.9% from December 31, 2017 to 80,106 as of December 31, 2018 and increased by 2.2% from September 30, 2018. On-net customer connections increased by 12.1% from December 31, 2017 to 68,770 as of December 31, 2018 and increased by 2.1% from September 30, 2018. Off-net customer connections increased by 10.3% from December 31, 2017 to 10,974 as of December 31, 2018 and increased by 2.6% from September 30, 2018.

The number of on-net buildings increased by 170 on-net buildings from December 31, 2017 to 2,676 on-net buildings as of December 31, 2018 and increased by 41 on-net buildings from September 30, 2018.

Quarterly Dividend Increase Approved

On February 20, 2019, Cogent’s board approved a regular quarterly dividend of $0.58 per common share payable on March 29, 2019 to shareholders of record on March 8, 2019. This first quarter 2019 regular dividend represents a 3.6% increase of $0.02 per share from the fourth quarter 2018 regular dividend of $0.56 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by Cogent’s board of directors.

Tax Treatment of 2018 Dividends

Cogent paid four quarterly dividends in 2018 totaling $97.9 million, or $2.12 per share. The expected tax treatment of these dividends are generally that 55.0% are treated as a return of capital and 45.0% are generally treated as dividends for United States federal income tax purposes. While the above information includes general statements about the tax classification of dividends paid on Cogent common stock, these statements do not constitute tax advice. The taxation of corporate distributions can be complex, and stockholders are encouraged to consult their tax advisers to determine what impact the above information may have on their specific tax situation.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 21, 2019 to discuss Cogent’s operating results for the fourth quarter of 2018 and full year 2018 and to discuss Cogent’s expectations for full year 2019. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport,

and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in over 200 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$83,586	$85,586	$87,898	$89,374	$92,387	$93,026	$93,790	$95,351
% Change from previous Qtr.	0.1%	2.4%	2.7%	1.7%	3.4%	0.7%	0.8%	1.7%
Off-Net revenue	$33,386	$33,980	$34,865	$35,662	$36,144	$36,107	$36,202	$36,551
% Change from previous Qtr.	4.8%	1.8%	2.6%	2.3%	1.4%	-0.1%	0.3%	1.0%
Non-Core revenue (1)	$231	$211	$206	$190	$175	$163	$147	$147
% Change from previous Qtr.	3.1%	-8.7%	-2.4%	-7.8%	-7.9%	-6.9%	-9.8%	—%
Service revenue — total	$117,203	$119,777	$122,969	$125,226	$128,706	$129,296	$130,139	$132,049
% Change from previous Qtr.	1.4%	2.2%	2.7%	1.8%	2.8%	0.5%	0.7%	1.5%
Constant currency total revenue quarterly growth rate — sequential quarters (4)	1.6%	1.7%	1.2%	1.8%	2.0%	1.1%	1.1%	1.8%
Constant currency total revenue quarterly growth rate — year over year quarters (4)	8.7%	9.6%	7.7%	6.6%	7.0%	6.3%	6.2%	6.2%
Network operations expenses (2)	$50,551	$50,974	$53,405	$53,745	$54,686	$54,147	$54,365	$55,436
% Change from previous Qtr.	1.2%	0.8%	4.8%	0.6%	1.8%	-1.0%	0.4%	2.0%
GAAP gross profit (3)	$48,003	$49,765	$50,238	$51,964	$54,043	$54,701	$55,248	$55,437
% Change from previous Qtr.	5.7%	3.7%	1.0%	3.4%	4.0%	1.2%	1.0%	0.3%
GAAP gross margin (3)	41.0%	41.5%	40.9%	41.5%	42.0%	42.3%	42.5%	42.0%
Non-GAAP gross profit (4) (6)	$66,652	$68,803	$69,564	$71,481	$74,020	$75,149	$75,774	$76,613
% Change from previous Qtr.	1.5%	3.2%	1.1%	2.8%	3.6%	1.5%	0.8%	1.1%
Non-GAAP gross margin (4) (6)	56.9%	57.4%	56.6%	57.1%	57.5%	58.1%	58.2%	58.0%
Selling, general and administrative expenses (5)	$28,925	$28,704	$29,360	$28,238	$29,928	$29,241	$28,838	$29,034
% Change from previous Qtr.	1.2%	-0.8%	2.3%	-3.8%	6.0%	-2.3%	-1.4%	0.7%
Depreciation and amortization expense	$18,538	$18,897	$19,147	$19,344	$19,788	$20,216	$20,276	$20,952
% Change from previous Qtr.	-7.6%	1.9%	1.3%	1.0%	2.3%	2.2%	0.3%	3.3%

Equity-based compensation expense	$2,647	$3,225	$3,734	$3,684	$3,784	$4,695	$4,821	$4,408
% Change from previous Qtr.	-8.0%	21.8%	15.8%	-1.3%	2.7%	24.1%	2.7%	-8.6%
Operating income	$18,666	$19,000	$17,891	$20,534	$20,637	$21,354	$22,255	$22,311
% Change from previous Qtr.	26.2%	1.8%	-5.8%	14.8%	0.5%	3.5%	4.2%	0.3%
Interest expense	$11,891	$12,090	$12,266	$12,222	$12,408	$12,373	$12,767	$13,508
% Change from previous Qtr.	12.2%	1.7%	1.5%	-0.4%	1.5%	-0.3%	3.2%	5.8%
Net income (loss)	$4,136	$4,317	$3,650	$(6,227)	$6,784	$6,552	$8,231	$7,100
Basic net income (loss) per common share	$0.09	$0.10	$0.08	$(0.14)	$0.15	$0.15	$0.18	$0.16
Diluted net income (loss) per common share	$0.09	$0.10	$0.08	$(0.14)	$0.15	$0.14	$0.18	$0.16
Weighted average common shares — basic	44,649,645	44,717,372	44,767,163	44,844,469	44,923,973	45,016,767	45,105,830	45,284,481
% Change from previous Qtr.	0.2%	0.2%	0.1%	0.2%	0.2%	0.2%	0.2%	0.4%
Weighted average common shares — diluted	44,917,014	44,988,655	45,118,607	44,844,469	45,294,697	45,536,473	45,699,635	45,803,418
% Change from previous Qtr.	0.3%	0.2%	0.3%	-0.6%	1.0%	0.5%	0.4%	0.2%
EBITDA (6)	$37,727	$40,099	$40,204	$43,243	$44,092	$45,908	$46,936	$47,579
% Change from previous Qtr.	1.8%	6.3%	0.3%	7.6%	2.0%	4.1%	2.2%	1.4%
EBITDA margin	32.2%	33.5%	32.7%	34.5%	34.3%	35.5%	36.1%	36.0%
Gains on asset related transactions	$2,124	$1,023	$397	$319	$117	$357	$416	$92
EBITDA, as adjusted (6)	$39,851	$41,122	$40,601	$43,562	$44,209	$46,265	$47,352	$47,671
% Change from previous Qtr.	5.6%	3.2%	-1.3%	7.3%	1.5%	4.7%	2.3%	0.7%
EBITDA, as adjusted, margin	34.0%	34.3%	33.0%	34.8%	34.3%	35.8%	36.4%	36.1%
Fees — net neutrality	$2	$188	$824	$260	$14	$39	$108	$16

Net cash provided by operating activities	$23,514	$28,045	$28,783	$31,360	$30,179	$31,271	$31,745	$40,726
% Change from previous Qtr.	-30.6%	19.3%	2.6%	9.0%	-3.8%	3.6%	1.5%	28.3%
Capital expenditures	$12,249	$12,007	$10,927	$10,618	$14,905	$11,988	$12,107	$10,937
% Change from previous Qtr.	70.2%	-2.0%	-9.0%	-2.8%	40.4%	-19.6%	1.0%	-9.7%
Principal payments on capital leases	$3,854	$2,194	$3,320	$1,833	$2,304	$3,755	$2,099	$2,128
% Change from previous Qtr.	37.3%	-43.1%	51.3%	-44.8%	25.7%	63.0%	-44.1%	1.4%
Dividends paid	$18,999	$19,946	$20,879	$21,833	$22,819	$23,788	$24,764	$26,516
Purchases of common stock	$—	$1,829	$—	$—	$—	$—	$—	$6,564
Gross Leverage Ratio	4.64	4.62	4.57	4.44	4.33	4.22	4.46	4.36
Net Leverage Ratio	2.94	2.98	3.00	2.94	2.94	2.93	2.89	2.87
Customer Connections — end of period
On-Net	54,805	57,307	59,357	61,334	63,366	65,407	67,370	68,770
% Change from previous Qtr.	3.7%	4.6%	3.6%	3.3%	3.3%	3.2%	3.0%	2.1%
Off-Net	9,055	9,355	9,724	9,953	10,241	10,480	10,698	10,974
% Change from previous Qtr.	5.3%	3.1%	4.2%	2.4%	2.9%	2.3%	2.1%	2.6%
Non-Core (1)	383	340	336	326	307	306	307	362
% Change from previous Qtr.	9.4%	-11.2%	-1.2%	-3.0%	-5.8%	-0.3%	0.3%	17.9%
Total customer connections	64,243	66,982	69,417	71,613	73,194	76,193	78,375	80,106
%1 Change from previous Qtr.	3.9%	4.3%	3.6%	3.2%	3.2%	3.1%	2.9%	2.2%
On-Net Buildings — end of period
Multi-Tenant office buildings	1,601	1,618	1,635	1,653	1,672	1,710	1,720	1,735
Carrier neutral data center buildings	752	767	784	800	816	837	863	889
Cogent data centers	53	53	53	53	53	52	52	52
Total on-net buildings	2,406	2,438	2,472	2,506	2,541	2,599	2,635	2,676
Square feet — multi-tenant office buildings — on-net	864,432,176	872,293,092	881,184,145	893,580,297	911,283,287	927,410,239	934,535,144	944,232,756
Network — end of period
Intercity route miles	57,213	57,403	57,403	57,403	57,403	57,403	57,403	57,426
Metro fiber miles	30,190	30,516	31,071	31,254	31,850	31,953	32,579	32,946

Connected networks — AS’s	5,949	5,983	6,076	6,152	6,247	6,363	6,510	6,588
Headcount — end of period
Sales force — quota bearing	432	434	444	455	432	438	453	487
Sales force - total	554	559	565	574	555	566	583	619
Total employees	900	909	919	929	908	917	938	974
Sales rep productivity — units per full time equivalent sales rep (“FTE”) per month	6.1	6.5	5.7	5.8	5.7	5.7	5.8	5.7
FTE — sales reps	416	410	420	429	427	413	418	436

(1)             Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)             Network operations expense excludes equity-based compensation expense of $111, $141, $179, $173, $189, $232, $250 and $224 in the three month periods ended March 31, 2017 through December 31, 2018, respectively.  Network operations expense includes excise taxes, including Universal Service Fund fees of $2,604, $2,672, $2,691, $2,943, $3,157, $3,108, $3,010 and $3,234 in the three month periods ended March 31, 2017 through December 31, 2018, respectively.

(3)             GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(4)             Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Management believes that Non-GAAP gross profit and Non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(5)             Excludes equity-based compensation expense of $2,536, $3,084, $3,555, $3,511, $3,595, $4,463, $4,571 and $4,184 in the three month periods ended March 31, 2017 through December 31, 2018, respectively.

(6)             See schedule of non-GAAP metrics below for definitions and reconciliations to GAAP measures below.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers.  EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Year 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Year 2018
Net cash flows provided by operating activities	$23,514	$28,045	$28,783	$31,360	$111,702	$30,179	$31,271	$31,745	$40,726	$133,921

Changes in operating assets and liabilities	3,192	950	721	300	5,270	2,919	2,408	4,254	(4,361)	5,355
Cash interest expense and income tax expense	11,021	11,104	10,700	11,583	44,300	10,994	12,229	10,937	11,214	45,241
EBITDA	$37,727	$40,099	$40,204	$43,243	$161,272	$44,092	$45,908	$46,936	$47,579	$184,517
PLUS: Gains on asset related transactions	2,124	1,023	397	319	3,862	117	357	416	92	982
EBITDA, as adjusted	$39,851	$41,122	$40,601	$43,562	$165,134	$44,209	$46,265	$47,352	$47,671	$185,499
EBITDA margin	32.2%	33.5%	32.7%	34.5%	33.2%	34.3%	35.5%	36.1%	36.0%	35.5%
EBITDA, as adjusted, margin	34.0%	34.3%	33.0%	34.8%	34.0%	34.3%	35.8%	36.4%	36.1%	35.7%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes — sequential periods

($ in 000’s) — unaudited	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Year 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Year 2018
Service revenue, as reported — current period	$117,203	$119,777	$122,969	$125,226	$485,175	$128,706	$129,296	$130,139	$132,049	$520,193
Impact of foreign currencies on service revenue	195	(531)	(1,701)	16	(1,905)	(981)	802	613	465	(4,021)
Service revenue - as adjusted for currency impact (1)	$117,398	$119,246	$121,268	$125,242	$483,270	$127,725	$130,098	$130,752	$132,514	$516,172
Service revenue, as reported — prior sequential period	$115,596	$117,203	$119,777	$122,969	$446,900	$125,226	$128,706	$129,296	$130,139	$485,175
Constant currency increase	$1,802	$2,043	$1,491	$2,273	$36,370	$2,499	$1,392	$1,456	$2,375	$30,997
Constant currency percent increase	1.6%	1.7%	1.2%	1.8%	8.1%	2.0%	1.1%	1.1%	1.8%	6.4%

(1)             Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes — prior year periods

($ in 000’s) — unaudited	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Year 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Year 2018
Service revenue, as reported — current period	$117,203	$119,777	$122,969	$125,226	$485,175	$128,706	$129,296	$130,139	$132,049	$520,193
Impact of foreign currencies on service revenue	503	743	(1,257)	(2,055)	(1,905)	(3,280)	(1,937)	445	896	(4,021)
Service revenue - as adjusted for currency impact (2)	$117,706	$120,520	$121,712	$123,171	$483,270	$125,426	$127,359	$130,584	$132,945	$516,172
Service revenue, as reported — prior year period	$108,291	$109,955	$113,057	$115,596	$446,900	$117,203	$119,777	$122,969	$125,226	$485,175
Constant currency increase	$9,415	$10,565	$8,655	$7,575	$36,370	$8,223	$7,582	$7,615	$7,719	$30,997
Percent increase	8.7%	9.6%	7.7%	6.6%	8.1%	7.0%	6.3%	6.2%	6.2%	6.4%

(2)             Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) — unaudited	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Year 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Year 2018
Service revenue total	$117,203	$119,777	$122,969	$125,226	$485,175	$128,706	$129,296	$130,139	$132,049	$520,190
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	69,200	70,012	72,731	73,262	285,205	74,663	74,595	74,891	76,612	300,761
GAAP Gross Profit (1)	$48,003	$49,765	$50,238	$51,964	$199,970	$54,043	$54,701	$55,248	$55,437	$219,429
Plus - Equity-based compensation — network operations expense	111	141	179	173	604	189	232	250	224	895
Plus — Depreciation and amortization expense	18,538	18,897	19,147	19,344	75,926	19,788	20,216	20,276	20,952	81,232
Non-GAAP Gross Profit (2)	$66,652	$68,803	$69,564	$71,481	$276,500	$74,020	$75,149	$75,774	$76,613	$301,556
GAAP Gross Margin (1)	41.0%	41.5%	40.9%	41.5%	41.2%	42.0%	42.3%	42.5%	42.0%	42.2%
Non-GAAP Gross Margin (2)	56.9%	57.4%	56.6%	57.1%	57.0%	57.5%	58.1%	58.2%	58.0%	58.0%

(1)             GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)             Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted.  Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted.  Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) — unaudited	As of September 30, 2018	As of December 31, 2018
Cash and cash equivalents	$284,558	$276,093
Debt
Capital leases — current portion	8,665	7,074
Capital leases — long term	152,954	156,706
Senior unsecured notes	189,225	189,225
Senior secured notes	445,000	445,000
Note payable	12,468	11,239
Total debt	808,312	809,244
Total net debt	523,754	533,151
Trailing 12 months EBITDA, as adjusted	181,388	185,499
Gross leverage ratio	4.46	4.36
Net leverage ratio	2.89	2.87

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2018 AND 2017

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2018	2017
Assets
Current assets:
Cash and cash equivalents	$276,093	$247,011
Accounts receivable, net of allowance for doubtful accounts of $1,263 and $1,499, respectively	41,709	39,096
Prepaid expenses and other current assets	32,535	20,011
Total current assets	350,337	306,118
Property and equipment:
Property and equipment	1,300,503	1,233,756
Accumulated depreciation and amortization	(925,178)	(852,474)
Total property and equipment, net	375,325	381,282
Deferred tax assets	2,733	17,616
Deposits and other assets	11,455	5,572
Total assets	$739,850	$710,588
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,519	$11,592
Accrued and other current liabilities	51,431	47,947
Installment payment agreement, current portion, net of discount of $395 and $337, respectively	8,283	7,816
Capital lease obligations, current maturities	7,074	7,171
Total current liabilities	75,307	74,526
Senior secured 2022 notes, net of unamortized debt costs of $2,695 and $1,870, respectively and including premium of $1,405 and $382, respectively	443,710	373,512
Senior unsecured 2021 notes, net of unamortized debt costs of $1,476 and $2,060, respectively	187,749	187,165
Capital lease obligations, net of current maturities	156,706	150,333
Other long term liabilities	25,380	27,596
Total liabilities	888,852	813,132
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 46,336,499 and 45,960,799 shares issued and outstanding, respectively	46	46
Additional paid-in capital	471,331	456,696
Accumulated other comprehensive income	(10,928)	(4,600)
Accumulated deficit	(609,451)	(554,686)
Total stockholders’ deficit	(149,002)	(102,544)
Total liabilities and stockholders’ equity	$739,850	$710,588

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2018 AND DECEMBER 31, 2017

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Service revenue	$132,049	$125,226
Operating expenses:
Network operations (including $224 and $173 of equity-based compensation expense, respectively), exclusive of amounts shown separately	55,660	53,918
Selling, general, and administrative (including $4,184 and $3,511 of equity-based compensation expense, respectively)	33,218	31,749
Depreciation and amortization	20,952	19,344
Total operating expenses	109,830	105,011
Gains on equipment transactions	92	319
Operating income	22,311	20,534
Interest income and other	2,060	166
Interest expense	(13,508)	(12,222)
Income before income taxes	10,863	8,478
Income tax expense	(3,763)	(14,705)
Net income (loss)	$7,100	$(6,227)
Comprehensive income (loss):
Net income (loss)	$7,100	$(6,227)
Foreign currency translation adjustment	(2,256)	1,312
Comprehensive income (loss)	$4,844	$(4,915)
Basic net income (loss) per common share	$0.16	$(0.14)
Diluted net income (loss) per common share	$0.16	$(0.14)
Dividends declared per common share	$0.56	$0.48
Weighted-average common shares—basic	45,284,481	44,844,469
Weighted-average common shares—diluted	45,803,418	44,844,469

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR EACH OF THE TWO YEARS ENDED DECEMBER 31, 2018

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2018	2017
Service revenue	$520,193	$485,175
Operating expenses:
Network operations (including $895 and $604 of equity-based compensation expense, respectively), exclusive of amounts shown separately	219,526	209,278
Selling, general, and administrative (including $16,813, and $12,686 of equity-based compensation expense, respectively)	133,858	127,915
Depreciation and amortization	81,233	75,926
Total operating expenses	434,617	413,119
Gains on equipment transactions	982	3,862
Operating income	86,558	75,918
Interest income and other	5,880	3,667
Interest expense	(51,056)	(48,467)
Income before income taxes	41,382	31,118
Income tax expense	(12,715)	(25,242)
Net income	$28,667	$5,876
Comprehensive income:
Net income	$28,667	$5,876
Foreign currency translation adjustment	(6,328)	12,593
Comprehensive income	$22,339	$18,469
Basic net income per common share	$0.63	$0.13
Diluted net income per common share	$0.63	$0.13
Dividends declared per common share	$2.12	$1.80
Weighted-average common shares—basic	45,280,161	44,855,263
Weighted-average common shares—diluted	45,780,954	45,184,203

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2018 AND DECEMBER 31, 2017

(IN THOUSANDS)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017
Cash flows from operating activities:
Net income (loss)	$7,100	$(6,227)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	20,953	19,343
Amortization of debt discount and premium	407	340
Equity-based compensation expense (net of amounts capitalized)	4,408	3,684
Gains—equipment transactions and other, net	(383)	(439)
Deferred income taxes	3,590	14,844
Changes in operating assets and liabilities:
Accounts receivable	(924)	156
Prepaid expenses and other current assets	225	501
Deposits and other assets	(28)	318
Accounts payable, accrued liabilities and other long-term liabilities	5,378	(1,160)
Net cash provided by operating activities	40,726	31,360
Cash flows from investing activities:
Purchases of property and equipment	(10,937)	(10,618)
Net cash used in investing activities	(10,937)	(10,618)
Cash flows from financing activities:
Dividends paid	(26,516)	(21,833)
Principal payments of capital lease obligations	(2,128)	(1,833)
Principal payments of installment payment agreement	(2,550)	(1,619)
Purchases of common stock	(6,564)	—
Proceeds from exercises of common stock options	248	303
Net cash used in by financing activities	(37,510)	(24,982)
Effect of exchange rate changes on cash	(744)	486
Net decrease in cash and cash equivalents	(8,465)	(3,754)
Cash and cash equivalents, beginning of period	284,558	250,765
Cash and cash equivalents, end of period	$276,093	$247,011

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR EACH OF THE TWO YEARS ENDED DECEMBER 31, 2018

(IN THOUSANDS)

	2018	2017
Cash flows from operating activities:
Net income	$28,667	$5,876
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81,233	75,926
Amortization of debt discount and premium	1,533	1,239
Equity-based compensation expense (net of amounts capitalized)	17,708	13,290
Gains—equipment transactions and other, net	(1,109)	(4,833)
Deferred income taxes	11,117	24,679
Changes in operating assets and liabilities:
Accounts receivable	(3,204)	(4,161)
Prepaid expenses and other current assets	(438)	1,146
Deposits and other assets	(1,490)	1,111
Accounts payable, accrued liabilities and other long-term liabilities	(96)	(2,571)
Net cash provided by operating activities	133,921	111,702
Cash flows from investing activities:
Purchases of property and equipment	(49,937)	(45,801)
Net cash used in investing activities	(49,937)	(45,801)
Cash flows from financing activities:
Net proceeds from issuance of 2022 secured notes—net of debt costs of $1,364	69,861	—
Dividends paid	(97,887)	(81,657)
Principal payments of capital lease obligations	(10,286)	(11,201)
Principal payments of installment payment agreement	(9,437)	(3,802)
Purchases of common stock	(6,564)	(1,829)
Proceeds from exercises of common stock options	1,768	1,222
Net cash used in financing activities	(52,545)	(97,267)
Effect of exchange rate changes on cash	(2,357)	4,058
Net increase (decrease) in cash and cash equivalents	29,082	(27,308)
Cash and cash equivalents, beginning of year	247,011	274,319
Cash and cash equivalents, end of year	$276,093	$247,011

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our report on Form 10-K  for the year ended December 31, 2018 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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